Exhibit 99.2
SCHERING-PLOUGH CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Dollars in Millions, except EPS)
(Unaudited)

			2006							2005
	1st	2nd	3rd	4th	6	9	Full	1st	2nd	3rd	4th	6	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Net sales 1/	2,551	2,818	2,574		5,369	7,944		2,369	2,532	2,284	2,324	4,900	7,184	9,508	13%	11%

Cost of sales 2/	893	1,004	885		1,897	2,782		889	867	775	815	1,756	2,531	3,346	14%	10%

Gross profit	1,658	1,814	1,689		3,472	5,162		1,480	1,665	1,509	1,509	3,144	4,653	6,162	12%	11%

Selling, general and administrative	1,086	1,224	1,158		2,310	3,467		1,081	1,116	1,064	1,114	2,197	3,261	4,374	9%	6%
Research and development 3/	481	539	536		1,020	1,557		384	442	566	474	825	1,391	1,865	(5%)	12%
Other (income)/expense, net	(34)	(19)	(37)		(52)	(89)		17	(8)	—	(5)	9	9	5	*	*
Special charges 4/	—	80	10		80	90		27	259	6	2	286	292	294	66%	(69%)
Equity income from cholesterol joint venture	(311)	(355)	(390)		(666)	(1,056)		(220)	(170)	(215)	(268)	(389)	(605)	(873)	81%	75%

Income before income taxes	436	345	412		780	1,193		191	26	88	192	216	305	497	*	*

Income tax expense 5/	86	86	103		172	275		64	74	23	66	138	162	228	*	70%

Net income/(loss) before cumulative effect of a change in accounting principle	350	259	309		608	918		127	(48)	65	126	78	143	269	*	*

Cumulative effect of a change in accounting principle, net of tax 6/	(22)	—	—		(22)	(22)		—	—	—	—	—	—	—	—	*

Net income/(loss) 6/	372	259	309		630	940		127	(48)	65	126	78	143	269	*	*

Preferred stock dividends	22	22	22		43	65		22	22	22	22	43	65	86	—	—

Net income/(loss) available to common shareholders 6/	350	237	287		587	875		105	(70)	43	104	35	78	183	*	*

Diluted earnings/(loss) per common share:
Earnings/(loss) available to common shareholders before cumulative effect of a change in accounting principle	0.22	0.16	0.19		0.38	0.57		0.07	(0.05)	0.03	0.07	0.02	0.05	0.12
Cumulative effect of a change in accounting principle, net of tax 6/	0.02	0.00	0.00		0.02	0.02		—	—	—	—	—	—	—

Diluted earnings/(loss) per common share 6/	0.24	0.16	0.19		0.40	0.59		0.07	(0.05)	0.03	0.07	0.02	0.05	0.12

Avg. shares outstanding- diluted	1,486	1,489	1,492		1,487	1,489		1,480	1,476	1,487	1,487	1,482	1,483	1,484
Actual shares outstanding	1,481	1,481	1,483		1,481	1,483		1,475	1,476	1,478	1,479	1,476	1,478	1,479

Ratios to net sales

Net sales	100.0%	100.0%	100.0%		100.0%	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	35.0%	35.6%	34.4%		35.3%	35.0%		37.5%	34.2%	34.0%	35.1%	35.8%	35.2%	35.2%

Gross margin	65.0%	64.4%	65.6%		64.7%	65.0%		62.5%	65.8%	66.0%	64.9%	64.2%	64.8%	64.8%

Selling, general and administrative	42.6%	43.4%	45.0%		43.0%	43.6%		45.6%	44.1%	46.6%	47.9%	44.8%	45.4%	46.0%

Research and development	18.8%	19.1%	20.8%		19.0%	19.6%		16.2%	17.4%	24.8%	20.4%	16.8%	19.4%	19.6%

Income before income taxes	17.1%	12.2%	16.0%		15.0%	15.0%		8.0%	1.0%	3.8%	8.3%	4.4%	4.2%	5.2%

Net income/(loss)	14.6%	9.2%	12.0%		11.8%	11.8%		5.3%	(1.9%)	2.8%	5.4%	1.6%	2.0%	2.8%

*	Not a meaningful percentage

Note:	The Company incurs substantial costs, such as selling, general and administrative costs, that are not reflected in the “Equity income from cholesterol joint venture” and are borne by the overall cost structure of Schering-Plough.

1/	Net sales for the third quarter and nine months ended September 30, 2006, includes $47 million related to the reversal of previously accrued rebate amounts for the U.S. Government’s TRICARE Retail Pharmacy Program that a U.S. Federal court has ruled pharmaceutical manufacturers are not obligated to pay.

2/	Included in Cost of sales for the three months ended September 30, 2006 is $43 million of accelerated depreciation and other charges related to the manufacturing changes announced on June 1, 2006. Cost of sales for the nine months ended September 30, 2006 included $101 million of inventory write-offs, accelerated depreciation and other charges related to the manufacturing changes.

3/	Research and development for the twelve months ended December 31, 2005 included an R&D payment of $124 million, before a tax benefit of $6 million, to Centocor, Inc. for the Company’s exercise of its right to develop and commercialize golimumab, a fully human monoclonal antibody being developed as a therapy for the treatment of rheumatoid arthritis and other immune-mediated inflammatory diseases.

4/	Special charges in the third quarter of 2006 reflects severance of $10 million related to the manufacturing changes announced on June 1, 2006. Special charges of $90 million for the nine months ended September 30, 2006 include severance and fixed asset write-offs related to the manufacturing changes. Special charges for the twelve months ended December 31, 2005 included an addition of $250 million to the Company’s litigation reserves relating to the Massachusetts investigation and previously disclosed investigations and litigation relating to the company’s practices regarding average wholesale price by the Department of Justice and certain states.

5/	Tax expense for all periods presented primarily relates to foreign tax expense as the Company did not recognize the benefit of U.S. tax operating losses.
The Company’s full year 2005 tax provision included a benefit of approximately $42 million related to tax expense recorded in 2004 related to planned earnings repatriations under the American Jobs Creation Act (AJCA).
This adjustment of tax expense associated with repatriation under the AJCA is the result of an IRS Notice issued by the U.S. Treasury in August 2005.

6/	In the first quarter of 2006, the Company adopted the provisions of SFAS 123R. As a result of this adoption the Company recognized a non-recurring cumulative effect adjustment of $22 million of income associated with the Company’s liability based compensation plans. Stock option expense in the third quarter and first nine months of 2006 was $16 million and $43 million, respectively, which is included in the respective expense line items.
All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED SALES
(Dollars in Millions)

	2006								2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Prescription Pharm:	2,032	2,230	2,087		6,350		1,846	1,975	1,840	1,904	5,660	7,564	13%	12%
U.S.	656	718	733		2,108		549	609	597	600	1,755	2,355	23%	20%
International	1,376	1,512	1,354		4,242		1,297	1,366	1,243	1,304	3,905	5,209	9%	9%

Consumer Health Care:	311	349	259		918		330	330	235	198	895	1,093	10%	3%

OTC:	153	149	138		440		162	162	129	103	453	556	7%	(3%)
OTC Claritin	111	111	95		318		116	133	92	54	340	394	4%	(7%)
Other OTC	42	38	43		122		46	29	37	49	113	162	16%	9%

Foot Care:	83	96	92		270		84	89	85	75	258	333	8%	5%

Sun Care:	75	104	29		208		84	79	21	20	184	204	38%	13%

Animal Health:	208	239	228		676		193	227	209	222	629	851	9%	7%
U.S.	57	62	72		191		44	54	68	50	166	216	6%	15%
International	151	177	156		485		149	173	141	172	463	635	11%	5%

Total Consolidated:	2,551	2,818	2,574		7,944		2,369	2,532	2,284	2,324	7,184	9,508	13%	11%

U.S.	999	1,103	1,047		3,149		897	970	886	837	2,752	3,589	18%	14%
International	1,552	1,715	1,527		4,795		1,472	1,562	1,398	1,487	4,432	5,919	9%	8%
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	Global Prescription Pharm			U.S.			International
	2006	2005		2006	2005		2006	2005
	3rd	3rd	3rd Qtr.	3rd	3rd	3rd Qtr.	3rd	3rd	3rd Qtr.
	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs
	$		$3rd Qtr.	$		$3rd Qtr.	$		$3rd Qtr.

Prescription Pharm:	2,087	1,840	13%	733	597	23%	1,354	1,243	9%

REMICADE	317	237	34%	—	—	—	317	237	34%
NASONEX	221	170	30%	153	109	41%	68	61	11%
PEG-INTRON	206	185	11%	51	42	23%	155	143	8%
TEMODAR	179	152	18%	72	70	4%	107	82	30%
CLARINEX / AERIUS	171	157	9%	98	93	6%	73	64	15%
INTEGRILIN	82	86	(5%)	78	82	(6%)	4	4	—
CLARITIN RX	74	76	(2%)	—	—	—	74	76	(2%)
REBETOL	72	82	(12%)				72	80	(10%)
AVELOX 1/	63	41	55%	63	41	55%	—	—	—
INTRON A	57	72	(21%)	28	36	(21%)	29	36	(21%)
CAELYX	52	46	14%	—	—	—	52	46	14%
SUBUTEX	51	44	14%	—	—	—	51	44	14%
ELOCON	36	34	6%	1	1	5%	35	33	6%
CIPRO 1/	28	41	(32%)	28	41	(32%)	—	—	—

1/ Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
GLOBAL PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Global Prescription Pharm:	2,032	2,230	2,087		6,350		1,846	1,975	1,840	1,904	5,660	7,564	13%	12%

REMICADE	278	307	317		902		220	234	237	251	691	942	34%	31%
NASONEX	229	242	221		691		183	199	170	185	552	737	30%	25%
PEG-INTRON	196	226	206		629		170	182	185	214	537	751	11%	17%
TEMODAR	163	171	179		513		131	145	152	160	428	588	18%	20%
CLARINEX / AERIUS	160	226	171		557		144	207	157	139	507	646	9%	10%
INTEGRILIN	80	82	82		244		75	82	86	71	244	315	(5%)	—
CLARITIN RX	101	104	74		279		111	100	76	85	287	371	(2%)	(3%)
REBETOL	78	86	72		237		64	91	82	94	237	331	(12%)	—
AVELOX 1/	80	58	63		201		73	46	41	68	159	228	55%	26%
INTRON A	60	64	57		180		73	75	72	66	220	287	(21%)	(18%)
CAELYX	51	53	52		156		43	46	46	46	135	181	14%	15%
SUBUTEX	48	53	51		152		51	53	44	49	148	197	14%	2%
ELOCON	34	38	36		108		41	38	34	32	113	144	6%	(4%)
CIPRO 1/	25	34	28		86		37	36	41	33	114	146	(32%)	(24%)

1/ Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
U.S. PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Total U.S. Pharm:	656	718	733		2,108		549	609	597	600	1,755	2,355	23%	20%

NASONEX	144	144	153		441		109	115	109	115	332	447	41%	33%
PEG-INTRON	43	57	51		152		52	38	42	52	132	184	23%	15%
TEMODAR	67	72	72		212		57	65	70	73	191	264	4%	11%
CLARINEX / AERIUS	70	97	98		264		67	90	93	76	249	325	6%	6%
INTEGRILIN	76	78	78		231		71	78	82	67	232	299	(6%)	—
AVELOX 1/	80	58	63		201		73	46	41	68	159	228	55%	26%
INTRON A	30	33	28		91		32	36	36	32	104	136	(21%)	(13%)
ELOCON	—	1	1		3		4	2	1	—	7	7	5%	(61%)
CIPRO 1/	25	34	28		86		37	36	41	33	114	146	(32%)	(24%)

1/ Includes net sales in Puerto Rico
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
INTERNATIONAL PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Total International Pharm:	1,376	1,512	1,354		4,242		1,297	1,366	1,243	1,304	3,905	5,209	9%	9%

REMICADE	278	307	317		902		220	234	237	251	691	942	34%	31%
NASONEX	85	98	68		250		74	84	61	70	220	290	11%	14%
PEG-INTRON	153	169	155		477		118	144	143	162	405	567	8%	18%
TEMODAR	96	99	107		301		74	80	82	87	237	324	30%	28%
CLARINEX / AERIUS	90	129	73		293		77	117	64	63	258	321	15%	14%
INTEGRILIN	4	4	4		13		4	4	4	4	12	16	—	4%
CLARITIN RX	101	104	74		279		111	100	76	85	287	371	(2%)	(3%)
REBETOL	76	84	72		233		70	90	80	90	239	330	(10%)	(3%)
INTRON A	30	31	29		89		41	39	36	34	116	151	(21%)	(23%)
CAELYX	51	53	52		156		43	46	46	46	135	181	14%	15%
SUBUTEX	48	53	51		152		51	53	44	49	148	197	14%	2%
ELOCON	34	37	35		105		37	36	33	32	106	137	6%	(1%)
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CHOLESTEROL FRANCHISE SALES
(Dollars in Millions)

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full	3rd Qtr.	9 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	vs	vs
	$	$	$	$	$	$	$	$	$	$	$		$3rd Qtr.	9 Mos.

Global ZETIA: 1/	415	474	501		1,390		331	317	357	392	1,004	1,396	40%	38%
U.S.	315	363	389		1,067		269	240	277	297	785	1,082	40%	36%
International	100	111	112		323		62	77	80	95	219	314	40%	47%

Global VYTORIN: 1/	371	491	517		1,379		178	201	265	368	644	1,012	95%	114%
U.S.	319	421	431		1,172		157	173	229	314	560	874	88%	109%
International	52	70	86		207		21	28	36	54	84	138	139%	146%

Global Cholesterol: 1/ 2/	786	965	1,018		2,769		509	518	622	760	1,648	2,408	64%	68%
U.S.	634	784	820		2,239		426	413	506	611	1,345	1,956	62%	66%
International	152	181	198		530		83	105	116	149	303	452	71%	75%

1/	Substantially all sales of cholesterol products are not included in the Company’s net sales. Global sales include sales under the Merck/Schering-Plough partnership, plus any sales that are not part of the partnership, such as Schering-Plough sales of cholesterol products in Latin America. In the third quarter of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $8 and $6, respectively. For the first nine months of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $22 and $14, respectively.

2/	Global cholesterol franchise sales for the third quarter and nine-months ended September 30, 2006 includes approximately $24 million related to the reversal of previously accrued rebate amounts for a U.S. Government prescription pharmaceutical program (the “TRICARE Retail Pharmacy Program”) that a U.S. Federal court ruled pharmaceutical manfacturers are not obligated to pay.

The results of the operation of the joint venture are reflected in equity income. As a result, the Company’s gross margin and ratios of selling, general and administrative expenses and R&D expenses as a percentage of sales do not reflect the impact of the cholesterol joint venture’s operating results.

The company utilizes the equity method of accounting for the joint venture. The cholesterol agreements provide for the sharing of net income/(loss) based upon percentages that vary by product, sales level and country. In the U.S. market, Schering-Plough receives a greater share of profits on the first $300 of annual ZETIA sales. Above $300 of annual ZETIA sales, the companies share profits equally. Schering-Plough’s allocation of joint venture income is increased by milestones earned. Further, either partner’s share of the joint venture’s net income/(loss) is subject to a reduction if the partner fails to perform a specified minimum number of physician details in a particular country. The partners agree annually to the minimum number of physician details by country.
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED OPERATIONS DATA
(Dollars in Millions)
(Unaudited)

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year
	$	$	$	$	$	$	$	$	$	$	$	$

Geographic sales

U.S.	999	1,103	1,047		3,149		897	970	886	837	2,752	3,589

Europe and Canada	1,046	1,206	1,044		3,296		1,035	1,102	927	976	3,065	4,040

Latin America	260	248	233		741		210	218	223	233	650	884

Asia Pacific	246	261	250		758		227	242	248	278	717	995

Consolidated sales	2,551	2,818	2,574		7,944		2,369	2,532	2,284	2,324	7,184	9,508

	2006						2005
	1st	2nd	3rd	4th	9	Full	1st	2nd	3rd	4th	9	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Mos.	Year
	$	$	$	$	$	$	$	$	$	$	$	$

Other (income)/expense, net
Interest income	(68)	(69)	(77)		(214)		(33)	(40)	(45)	(58)	(118)	(176)
Interest expense	46	45	40		131		45	40	36	41	122	163
FX losses	—	5	—		6		4	1	2	2	6	8
Other (income)/expense	(12)	—	—		(12)		1	(9)	7	10	(1)	10

Total — Other (income)/expense, net	(34)	(19)	(37)		(89)		17	(8)	—	(5)	9	5

     All figures rounded. Totals may not add due to rounding.

Alex Kelly	908-298-7450

Robyn Brown	908-298-7417